UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2009

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 4, 2009, Nektar Therapeutics issued a press release (the “Press Release”) announcing its financial results for the second quarter ended June 30, 2009.  A copy of the Press Release is furnished herewith as Exhibit 99.1.

On July 30, 2009, the company announced that management would hold a conference call on August 4, 2009 to review its financial results for the quarter ended June 30, 2009 and provide an update on the company’s business.  On this conference call, management expects to make certain forward-looking statements regarding certain pre-clinical and clinical development results and progress for certain of the company’s proprietary drug development programs, the value of the company’s technology platform, and management’s financial guidance for 2009.  These forward-looking statements involve substantial risks and uncertainties including but not limited to:  (i) the company’s proprietary drug candidates, including NKTR-118, NKTR-102 and NKTR-105, are in early to mid-stage clinical development and the risk of failure remains high and can unexpectedly occur at any stage prior to regulatory approval due to lack of efficacy, safety issues or other factors; (ii) the preliminary Phase 2 results for NKTR-118 presented by management on the conference call remain subject to change based on completion of the final data gathering and analysis; (iii) the timing or success of the commencement or end of clinical trials and commercial launch of new drugs may be delayed or unsuccessful due to regulatory delays, clinical trial design, slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets;  (iv) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of the company’s technology platforms to potential new drug candidates is therefore very uncertain and unpredictable; (v) clinical trials are long, expensive and uncertain processes and the risk of failure of any drug candidate that is in clinical development and prior to regulatory approval remains high and can occur at any stage due to efficacy, safety or other factors; (vi) management’s financial projections for the company’s 2009 annual revenue, cash used in operations and year-end cash position are subject to the significant risk of unplanned revenue short-falls and unplanned expenses, which could adversely affect the company’s actual 2009 annual financial results and end of year cash position; (vii) the company’s patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; (viii) the outcome of any existing or future intellectual property or other litigation related to the company’s proprietary product candidates; (ix) the market sizes and revenue potential of the company’s proprietary and partnered product programs are management’s current estimates only and actual market sizes may differ materially; (x) the overall market size for the partnered product programs and revenue and profit contribution potential to the company will depend upon successful sales and marketing efforts by our partners, competition from competing therapies (if any), government and private insurance reimbursement, changing standards of care, commercial product profile and final product pricing; (xi) if the company is unable to establish and maintain collaboration partnerships on attractive commercial terms or for all major markets, our business, results of operations and financial condition could suffer; and (xii) certain other important risks and uncertainties set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2009, the company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 expected  to be filed by the company on or about August 5, 2009.  Actual results could differ materially from the forward-looking statements made by management during the conference call and in the press release attached as Exhibit 99.1 hereto.  The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Press release titled “Nektar Therapeutics Reports Second Quarter 2009 Financial Results” issued on August 4, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	August 4, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Reports Second Quarter 2009 Financial Results” issued on August 4, 2009.